HMLA Licenses AI / IoT Platform to Pursue High Value Loss Control Market

Pittsburgh, PA, August 26, 2024 – Himalaya Technologies, Inc. (OTC: HMLA) announces that the Company has executed a collaborative “Know-How & Products License Agreement” (“License Agreement”) with InsureTEK, Inc. (“InsureTEK”), a pioneer in commercial property technology (“Proptech”) that allow for global risk management.

The multi-year technology License Agreement supports HMLA’s launch of a Loss Control as a Service (“LCaaS”) business applying the Internet-of-Things (“IoT”) with sensors and a proprietary cybersecure artificial intelligence (“AI”) platform. The system aggregates device data into real-time loss control information that is valuable for leak detection and real-time reporting to mitigate insurance claims from water damage events. Deployments are backed with an industry-leading warranty that ensures accurate and timely data for detection and reporting.

With InsureTEK, HMLA is now one of the most comprehensive, one-stop water loss control and risk mitigation solution in the market. Water damage is the top property insurance claim by number of loss events. According to industry group the Public Loss Consultants, there are an average of 14,000 daily insurance water claims. Chubb, a premier provider of business and personal insurance solutions, reports the average water incident cost is approximately $89,000. Further, EMC Security states that water damage accounts for one out of every five claims to insurers, adding up to $13 billion per year.

“This collaboration and platform license agreement with InsureTEK accelerate HMLA into LCaaS by collecting and structuring AI data that creates a suite of products for the insurance industry. It generates real-time actuarial information that allows HMLA to be the arbiter of risk, provide value add to data sets, and generate significant high margin recurring revenue,” stated John Conklin, COO.

With the collaboration, we are pleased to announce that a multi-billion-dollar nationwide technology contractor for business, industry and government will provide HMLA systems installation capabilities that immediately expands our resources and service footprint to national scale. The contractor’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services.

“This leading contractor is already a significant investor in InsureTEK, and discussions are anticipated to lead to the organizations moving beyond the preliminary License Agreement in the future including Board representation or more” stated Vik Grover, CEO.

The LCaaS and IoT opportunity presents HMLA with a recurring high margin revenue model in an estimated:

•	Total Addressable Market in the US of Commercial Real Estate to be $6 Trillion.
•	Serviceable Addressable Market in the US:
o	REITs - $1.25 Trillion,
o	Hospitality - $133 Billion, and
o	Healthcare – $950 Billion.
•	Total Obtainable Market in the US:
o	Multifamily REITs - $140 Billion,
o	Hospitality - $75 Billion, and
o	DoD - $Hundreds of Billions.

As a result of this transaction, HMLA now offers a proven, resilient and sustainable full-service tech platform that mitigates risk and uncertainty with real-time water damage notification technology and actionable loss control data. The system is already deployed and operational at multiple locations and is ready to scale nationwide and internationally. A nationwide real estate company that manages REIT portfolios and provides REIT compliance services is an existing user of the platform, is pleased with its accuracy and is ready to offer additional locations for near-term deployment.

To house the LCaaS business and future AI/IoT solutions targeting the smart building market, HMLA is forming a new subsidiary “Denali Systems, Inc.” which may also be used for acquisitions. Revenue guidance for Denali is as follows: 2025E: $3.6 million, 2026E: $19.9 million, 2027E: $79.5 million, 2028E: $197.2 million, with EBITDA+ in early 2026E. Management will provide more detail and report new developments soon.

About InsureTEK, Inc.

InsureTEK, Inc. (InsureTEK; https://www.insuretek.com/) is a Loss Control as a Service (“LCaaS”) platform that integrates building sensors, installation, insurance, financing and artificial intelligence/machine learning to predict, mitigate and minimize building owners’ loss from water damage. The InsureTEK advanced platform provides 24/7 water flow and usage monitoring, as well as immediate alerts when a leak is detected. Backed by an industry leading warranty, InsureTEK tests sensors for individual properties and provides professional installation to help prevent water waste and water damage.

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded company on the OTC market under “HMLA”. When it comes to helping avoid water problems, we are in our element. We have the most advanced technology platform, 24/7/365 monitoring and the dedicated team to ensure your properties are fully protected. The Company is focused on providing Loss Control as a Service (“LCaaS”) by applying the Internet-of-Things (“IoT”) that utilizes sensors, and a proprietary cybersecure artificial intelligence (“AI”) software and data platform designed to aggregate device data into real-time Loss Control information and data that is valuable for leak detection and reporting to mitigate insurance claims and control premiums. Systems are backed with an industry leading warranty that ensures you have data for detection and reporting.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

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Investor Contact

Vik Grover

Chief Executive Officer

(630) 708-0750

vik.grover@himalayatechnologies.com

Follow us on X @HMLAtech & Discord @ https://discord.gg/h4ujuEBaTC (hmla-chat)

Sales Contact

John Conklin

Chief Operating Officer

(607) 725-0332

john@hmlatech.com